Exhibit 3

                      REGISTRATION RIGHTS AGREEMENT

      This REGISTRATION RIGHTS AGREEMENT dated as of the 16th day of January, 1997, is entered into by and between RIO GRANDE, INC., a Delaware corporation ("Rio Grande"), and KOCH EXPLORATION COMPANY, a Kansas corporation ("Purchaser").

                                RECITALS

      WHEREAS, Rio Grande and Purchaser have entered into a Preferred Stock Purchase Agreement dated as of January 16, 1997, concerning, among other things, the issuance and sale of shares of Rio Grande's preferred stock (the "Stock Purchase Agreement"); and

      WHEREAS, Rio Grande and the Purchaser desire to enter into this Agreement in connection with, and as an integral part of, their execution of the Stock Purchase Agreement;

      NOW, THEREFORE, for and in consideration of the mutual promises of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    DEFINITIONS

      1.1 "Agreement" shall mean, and the words "herein," "hereof," "hereunder" and words of similar import shall refer to, this instrument and any amendment hereto.

      1.2  "Commission" shall refer to the Securities and Exchange
Commission.

      1.3 "Common Stock" shall refer to any and all of Rio Grande's common stock, $.01 par value, including, but not limited to, the Conversion Stock.

      1.4 "Conversion Stock" shall refer to any and all (i) Common Stock issued and issuable upon conversion of the Series B Preferred Stock, and
(ii) Common Stock issued as dividends on or in any combination or subdivision of the foregoing. When the phrase "Conversion Stock" is used herein, it shall refer to the sum of shares of Common Stock issued as a result of the conversion of, plus shares of Common Stock issuable on conversion of, the Series B Preferred Stock, unless otherwise specified. Conversion Stock shall exclude any shares otherwise included in the foregoing from and after the date that such shares are sold pursuant to a Registered Public Offering.

      1.5  "Demand Stock" is defined in Section 2.1A.

      1.6 "Exchange Act" shall refer to the Securities Exchange Act of 1934, as amended.

      1.7 "Holders of Registrable Securities" (including references to holders of certain percentages of Registrable Securities) collectively refers to the holders of Series B Preferred Stock (to the extent that such shares of stock have not then been converted into Common Stock) and the holders of shares of Common Stock that theretofore have been issued upon the conversion of Series B Preferred Stock (based upon conversion of the Series B Preferred Stock).

      1.8 "Initiating Holders" means holder(s) of Registrable Securities who in the aggregate hold not less than forty percent (40%) of the Registrable Securities (assuming for this purpose that all issued and outstanding Series B Preferred Stock is converted into Conversion Stock).

      1.9 "Person" shall refer to any natural person, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization or other entity, or a governmental entity or any department, agency or political subdivision thereof.

      1.10 "Preferred Stock" shall refer to the Series B Preferred Stock.

      1.11 "Registered Public Offering" shall refer to a public sale of Rio Grande's Common Stock pursuant to an effective registration statement, other than a registration effected solely to implement an employee benefit plan, a transaction in which Rule 145 of the Commission is applicable or any other form or type of registration in which Registrable Securities cannot be included pursuant to Commission rule or practice.

      1.12 "Registrable Securities" shall refer to the Conversion Stock.

      1.13 "Reporting Company" shall mean a Person subject to the filing requirements of Section 13 or 15 of the Exchange Act or a Person who has completed a Registered Public Offering.

      1.14 "Securities Act" shall refer to the Securities Act of 1933, as amended.

      1.15 "Series B Preferred Stock" shall refer to any and all of Rio Grande's Series B Preferred Stock, par value $.01 per share.

2.    REGISTRATION RIGHTS.

      2.1  Demand Registration Rights.

           A. Upon the written request by the Initiating Holders to register Registrable Securities, Rio Grande shall promptly deliver notice of such request to all holders of Registrable Securities (such holders of Registrable Securities being referred to as the "Notified Persons"), who then shall have 30 days to indicate in writing if they desire to be included in such registration. If the Initiating Holders intend to distribute the Demand Stock by means of an underwriting, they shall so advise Rio Grande as part of their written request. "Demand Stock" shall mean all of the shares of Registrable Securities being requested to be registered by the Initiating Holders and the Notified Persons. Rio Grande will use its best efforts to expeditiously (but in any event within 90 days of the written request described in the first sentence of this section) effect the registration of the Demand Stock under the Securities Act and qualify the Demand Stock for sale under any state blue sky law, but only to the extent provided for in the following provisions of this Article II; provided, however, that the shares of Demand Stock for which registration has been requested shall constitute at least 40% of the total shares of Registrable Securities then outstanding (assuming for this purpose that all issued and outstanding Series B Preferred Stock is converted into Conversion Stock).

      Rio Grande shall not be required to effect registration pursuant to requests under this Section 2.1 more than three (3) times for the holders of the Registrable Securities as a group. A demand registration instituted pursuant to this Section 2.1 shall not be counted as such unless and until
(1) Rio Grande shall have in good faith filed a registration statement with the Commission pursuant to this Section 2.1 and (2) the holders holding at least a majority of the Registrable Securities included in such offering elect to proceed with the registration process after receiving the Commission's complete initial comments, if any, to the first filing of such registration statement. Rio Grande shall not be required to include in such registration any shares of Common Stock that are issuable upon the conversion of Preferred Stock unless the holder commits in writing to Rio Grande that such holder will convert the Preferred Stock into shares of Common Stock before or not later than simultaneously with the effectiveness of the registration statement registering those shares of Common Stock.

           B. Whenever a demand registration pursuant to Section 2.1A is made, Rio Grande shall be entitled to include in any registration statement
(i) shares of Common Stock to be sold by other holders of Common Stock with registration rights that allow such holders to participate in the registration (the "Other Registration Rights Holders"), and (ii) shares of Common Stock to be sold by Rio Grande for its own account; provided, however that if the managing underwriter determines in good faith that the number of shares of Common Stock to be sold in such registration should be limited due to market conditions, then the number of shares of Common Stock included by Rio Grande in such registration shall be reduced to the extent necessary to cause the total number of shares of Common Stock being so registered to be reduced to the number determined by the underwriter, and if such reduction is not sufficient, then after the number of shares of Common Stock included by Rio Grande has been decreased to zero, then the number of shares of Common Stock included by the Other Registration Rights Holders shall be reduced pro rata among the Other Registration Rights Holders to the extent necessary to cause the total number of shares of Common Stock being so registered to be further reduced to the number determined by the underwriter, and if such further reduction is not sufficient, then after the number of shares of Common Stock included by the Other Registration Rights Holders is reduced to zero, then the Demand Stock shall be reduced pro_rata to the extent necessary to cause the number of shares of Demand Stock so registered to equal the number determined by the underwriter.

      Except as permitted herein, Rio Grande may not cause any other registration of securities for sale for its own account or for Persons other than a holder of Registrable Securities (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Commission is applicable, or as may be required pursuant to the terms of those certain Warrant Agreements, as amended through the date hereof, issued by the Company in connection with the Company's 1995 11.50% Subordinated Notes) to become effective less than 180 days after the effective date of any registration required pursuant to this
Section 2.1.

           C. If at the time of any request to register Demand Stock pursuant to this Section 2.1, Rio Grande is preparing a registration statement for a Registered Public Offering which in fact is filed and becomes effective within 90 days after the request, then Rio Grande may at its option direct that such request to register Demand Stock be delayed for a period not in excess of six months from the effective date of such offering. Such right to delay a request shall be exercised by Rio Grande not more than once in any two year period. Nothing in this Section 2.1C shall preclude a holder of Registrable Securities from enjoying registration rights pursuant to the terms of Section 2.2 hereof. No demand shall be made by holders of Registrable Securities at any time, within six
(6) months of the effective date of any other registration of Common Stock in which holders of Registrable Securities were entitled to participate pursuant to the terms of this Agreement.

      Rio Grande may postpone for a reasonable period of time (not to exceed 90 days) the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this Section 2.1 if, at the time it receives a request for registration:

      (x) the Board of Directors of Rio Grande shall determine in good faith that such offering will interfere materially with a pending or contemplated financing, merger, sale of assets, recapitalization or other similar corporate action of Rio Grande and Rio Grande shall have furnished to the persons seeking such registration a certificate signed by the President of Rio Grande to that effect, accompanied by a certified copy of the relevant board resolutions; or

      (y) the Board of Directors of Rio Grande shall determine in good faith that the disclosures required in connection with such registration could reasonably be expected to materially adversely affect the business or prospects of Rio Grande and Rio Grande shall have furnished to the persons seeking such registration a certificate signed by the President of Rio Grande to that effect, accompanied by a certified copy of the relevant board resolutions.

      2.2 Piggyback Registration. If Rio Grande at any time proposes a Registered Public Offering, it will, as soon as practicable but no less than 30 days prior to filing the registration statement, give written notice to all holders of Registrable Securities of its intention to do so (stating the intended method of disposition of such securities). Upon the written request of any holders of Registrable Securities given within 20 days after transmittal by Rio Grande to the holders of such notice, Rio Grande will, subject to the limits contained in this Section 2.2, use its best efforts to cause those Registrable Securities of said requesting holders to be included in such registration statement; provided, however that if the underwriter managing such registration determines in good faith that market or economic conditions limit the amount of securities which may reasonably be expected to be sold, Rio Grande may limit the number of shares of Common Stock included by persons other than Rio Grande, including, without limitation, the Registrable Securities (the "Piggyback Stock") to be included in such registration and the holders of the Piggyback Stock will be allowed to register their Piggyback Stock pro rata based on the number of shares of Piggyback Stock held by such holders, respectively. If any holder of Piggyback Stock disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to Rio Grande and the managing underwriter. If, by the withdrawal of such Piggyback Stock, a greater number of Piggyback Stock held by other holders of Piggyback Stock may be included in such registration (up to the limit imposed by the underwriters), Rio Grande shall offer to all holders of Piggyback Stock who have included Piggyback Stock in the registration the right to include additional Piggyback Stock, pro rata. Any Piggyback Stock excluded or withdrawn from such underwriting shall be withdrawn from such registration. Rio Grande shall be under no obligation to complete any offering of its securities it proposes to make and shall incur no liability to any holder of Registrable Securities for its failure to do so.

      2.3 Registration Procedures. If and whenever Rio Grande is required by the provisions of this Article II to use its best efforts to effect the registration of Registrable Securities under the Securities Act, Rio Grande will, as expeditiously as possible:

           (i) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period provided in this Article II;

           (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the seller or sellers of such securities shall desire to sell or otherwise dispose of the same, but only to the extent provided in this Article II;

           (iii) furnish to each seller such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such seller;

           (iv) use its best efforts to register or qualify the securities covered by such registration statement under such other securities or state blue sky laws of such jurisdictions as each seller, or in the case of an underwritten public offering, the managing underwriter shall reasonably request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable the public sale or other disposition of the securities in such jurisdictions, except that Rio Grande shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

           (v) before filing the registration statement or prospectus or amendments or supplements thereto, furnish to one special counsel selected by the holders of a majority of the Registrable Securities included in such offering copies of such documents proposed to be filed which shall be subject to the reasonable approval of such special counsel;

           (vi) if the offering is underwritten, at the request of any seller, use its best efforts to furnish on the date securities are delivered to the underwriter for sale pursuant to such registration (A) an opinion of counsel for Rio Grande, dated the effective date of the registration statement, addressed to the seller and to Rio Grande, and (B) a "comfort" letter signed by the independent public accountants who have certified Rio Grande's financial statements included in the registration statement, addressed to the seller and the underwriter, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' letter) with respect to events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities;

           (vii) cause all Registrable Securities covered by such registration to be listed on each securities exchange, including the Nasdaq Stock Market, on which similar securities issued by Rio Grande are then listed; and

           (viii) take such other actions as shall be reasonably requested by a holder of Registrable Securities included in such registration.

provided, however, that notwithstanding any other provision of this Article II, Rio Grande shall not in any event be required to use its best efforts to maintain the effectiveness of any such registration statement for a period in excess of 90 days or 120 days in the case of registrations pursuant to Section 2.1 (or at the request of the selling holders, an additional 90 days or 120 days as the case may be). The term "seller" as used in this Article II refers to a holder of the Registrable Securities selling such shares.

      In connection with each registration hereunder, each seller shall furnish to Rio Grande in writing such information with respect to such seller as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

      2.4 Expenses. All expenses incurred in effecting the registration provided for in Sections 2.1, 2.2 and Section 2.9, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Rio Grande and fees of one special counsel for all of the selling holders of the Registrable Securities being so registered selected by the holders of a majority of the Registrable Securities included in the registration, underwriting expenses (other than fees, commissions or discounts relating to the sale of shares of Common Stock, other than for the account of Rio Grande, that are included in the registration), expenses of any audits incident to or required by any such registration, expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 2.3(iv) hereof, and any other expenses incurred in taking the actions described in Section 2.3 (all of such expenses referred to as "Registration Expenses"), shall be paid by Rio Grande; provided, however that in the case of a registration pursuant to
Section 2.1, participating sellers of Registrable Securities shall bear their respective pro rata portion of expenses incurred by Rio Grande for its accountants to audit other than year-end financial statements, unless in the case of a registration pursuant to Section 2.1 in which more than 40% of the Common Stock included in such registration is Common Stock for the account of Rio Grande, in which case Rio Grande shall pay its proportionate share of such additional audit expense.

      2.5  Indemnification.

           A. In the event of any registration of any of its securities under the Securities Act pursuant to this Article II, Rio Grande shall indemnify and hold harmless the seller of such securities, each underwriter (as defined in the Securities Act), and each other Person who participates in the offering of such securities and each other Person, if any, who controls (within the meaning of the Securities Act) such seller, underwriter or participating Person (individually and collectively the "Indemnified Person") against any and all losses, claims, damages or liabilities (collectively the "liability"),to which such Indemnified Person may become subject insofar as such liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation by Rio Grande of any rule or regulation promulgated under the Securities Act or any state securities law applicable to and relating to action or inaction required of Rio Grande in connection with any such registration. Rio Grande shall reimburse each such Indemnified Person for all fees and expenses (including reasonable legal fees) reasonably incurred by such Indemnified Person in connection with investigating or, subject to paragraph D of this Section 2.5, defending or settling any such liability; provided, however, that Rio Grande shall not be liable to any Indemnified Person in any such case to the extent that any such liability arises out of or is based upon any alleged untrue statements or alleged omissions made in such registration statement, preliminary or final prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to Rio Grande by such Indemnified Person specifically for use therein.

           B. Each holder of any securities sold pursuant to any registration under this Article II shall, by acceptance of the proceeds thereof, indemnify and hold harmless, for the sale of its securities in such registration, each other holder of any such securities, Rio Grande, its directors and officers, its legal counsel and independent public accountants, each underwriter and each other Person, if any, who controls Rio Grande or such underwriter (individually and collectively the "Rio Grande Indemnified Person"), against any and all losses, claims, damages or liabilities, to which any such Rio Grande Indemnified Person may become subject insofar as such liability (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which securities were registered under the Securities Act at the written request of such holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or
(ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of (i) and (ii) to the extent, but only to the extent, that such alleged untrue statement or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto in reliance upon and in conformity with written information furnished to Rio Grande by such holder specifically for use therein, and then only to the extent that such untrue statement or alleged untrue statements or omission or alleged omissions by the holder were not based on the authority of an expert as to which the holder had no reasonable ground to believe, and did not believe, that the statements made on the authority of such expert were untrue or that there was an omission to state a material fact. Such holder shall reimburse any Rio Grande Indemnified Person for any reasonable legal fees reasonably incurred in investigating or, subject to Paragraph D of this Section 2.5, defending any such liability.

           C. Indemnification similar to that specified in Section 2.5A and Section 2.5B shall be given by Rio Grande and each holder of any securities sold pursuant to a registration under this Article II (with such modifications as may be appropriate) with respect to any required registration or other qualification of such securities under any federal or state law or regulation of a governmental authority other than the Securities Act.

           D. In the event Rio Grande, any holder of Registrable Securities or of securities sold pursuant to this Agreement or any other Person receives a complaint, claim or other notice of any liability or action, giving rise to a claim for indemnification under paragraphs A, B or C of this Section 2.5, the Person claiming indemnification under such paragraphs shall promptly notify the Person against whom indemnification is sought of such complaint, notice, claim or action, and such indemnifying Person shall have the right to investigate and defend any such loss, claim, damage, liability or action; provided however, that failure to so notify shall not affect the indemnification rights under paragraphs A, B or C of this Section 2.5 except to the extent (but only to the extent) the indemnifying person was materially adversely prejudiced by such failure. The Person claiming indemnification shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Person against whom indemnification is sought (unless the indemnifying party fails to defend the Persons rightfully claiming indemnification under this Section 2.5, in which case the fees and expenses of such separate counsel shall be borne by the Person against whom indemnification is sought). In no event shall a Person against whom indemnification is sought be obligated to indemnify any Person for any settlement of any claim or action effected without the indemnifying Person's prior written consent.

           E. If the indemnification provided for in this Section 2.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any holder of Registrable Securities shall be obligated to contribute pursuant to this Section 2.5E shall be limited to an amount equal to the proceeds received by such holder pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such securities).

           F. The indemnification provided by this Section 2.5 shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any Person entitled to indemnification hereunder and the expiration or termination of this Agreement.

      2.6 Termination of Registration Rights. Notwithstanding the foregoing provisions of this Article II, the rights to registration and the designation of Conversion Stock as Registrable Securities shall terminate as to any particular securities when such securities shall have been transferred or assigned in any manner except as set forth in Section 2.10 hereto.

      2.7 Compliance with Rule 144 and Rule 144A. Rio Grande shall make available to each holder of Registrable Securities the benefit of certain rules and regulations of the Commission which may permit such holder to sell Conversion Stock to the public without registration under the Securities Act by (a) making and keeping "current public information" "available" (as both such terms are defined in Rule 144 under the Securities Act) at all times, (b) use its best efforts to timely file with the Commission, in accordance with all rules and regulations applicable thereto, all reports and other documents (i) required of Rio Grande for Rule 144, as it may be amended from time to time (or any rule, regulation or statute replacing Rule 144), to be available to stockholders of Rio Grande and (ii) required to be filed under Section 15(d) of the Exchange Act, notwithstanding that Rio Grande's duty to file such reports or documents may be suspended or otherwise terminated under the express terms of such provision and (c) upon request by such holder, furnishing such holder a written statement by Rio Grande that it has complied with the reporting requirements of the Exchange Act and Rule 144, together with a copy of the most recent annual or quarterly report of Rio Grande and such reports and documents filed by Rio Grande with the Commission as may reasonably be requested by such holder in order that such holder may avail itself of any rule or regulation of the Commission allowing sales of Conversion Stock without registration under the Securities Act. Rio Grande shall, upon such holder's request or upon the request of a prospective buyer (a "Prospective Buyer") of Conversion Stock, deliver to such holder and such Prospective Buyer, all information described in Section (d)(i) of Rule 144A under the Securities Act (all of such information being "reasonably current" as described in such Section (d)4(i) if Rio Grande (x) is not subject to Section 13 or 15(d) of the Exchange Act, and (y) is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act.

      2.8 Amendments. The provisions of this Agreement may be amended, and Rio Grande may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if Rio Grande has obtained the written consent of holders of at least 66-2/3% of the Registrable Securities.

      2.9 Short Form Registration. Rio Grande shall use its best efforts to qualify for registration on Form S-2, Form S-3 or similar short form registration statement (the "Short Form"). If and when Rio Grande so qualifies to use a Short Form, the holders of the Registrable Securities shall have the right to request registration on the Short Form as the demand registration right created by Section 2.1 hereof. In such case, the provisions of Section_2.1 shall apply to such demand registration except that the registration shall be on the Short Form so specified by the holders of the Registrable Securities.

      2.10 Transferability of Registration Rights.   The right to cause Rio
Grande to register Registrable Securities of a holder and keep information available granted to a holder of Registrable Securities by Rio Grande under this Agreement may be assigned by a holder of Registrable Securities to any partner, shareholder or affiliate of such holder, to any other holder of Registrable Securities, or to a transferee or assignee who receives at least 500,000 shares of Registrable Securities (as adjusted for stock splits and the like); provided, that Rio Grande is given written notice by the holder of Registrable Securities at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned. As used herein, an "affiliate" of a holder of Registrable Securities shall mean any Person who controls, is under common control with, or is controlled by such holder.

      2.11 Designation of Underwriter. In the case of any registration effected pursuant to this Article II, Rio Grande shall have the right to designate the managing underwriter, subject to the approval of the holders of a majority of the Registrable Securities included in such offering. With respect to offerings under Section 2.1, the holders of the Demand Stock shall negotiate with the underwriter selected by Rio Grande with regard to the underwriting of the Demand Stock; provided, however, that if the holders of a majority of the Demand Stock have not agreed with such underwriter as to the terms and conditions of such underwriting within twenty (20) days following commencement of such negotiations, the holders of a majority of the Demand Stock may select an underwriter of their choice, provided such underwriter is reasonably acceptable to Rio Grande. Rio Grande and each holder of Registrable Securities included in the registration shall enter into an underwriting agreement in customary form with the managing underwriter.

3.    MISCELLANEOUS.

      3.1 Remedies. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover any damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law or equity, which rights may be exercised cumulatively and not alternatively. The prevailing party in any such dispute shall receive its reasonable attorneys' fees and costs.

      3.2 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

      3.3 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

      3.4 Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together will constitute one and the same Agreement.

      3.5 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      3.6 Notices. Any notices required or permitted to be sent shall be delivered personally, telecopied or mailed, certified mail, postage prepaid, return receipt requested, to the following addresses until such addresses have been changed by written notice delivered pursuant to this
Section 3.6 and shall be deemed to have been delivered and received three
(3) business days after such mailing, when delivered personally or when receipt is confirmed by an individual if sent by telecopy:

      If to Rio Grande:     Rio Grande, Inc.
                            10101 Reunion Place
                            Union Square, Ste. 210
                            San Antonio, Texas  78216
                            Attn: President
                            Telecopy No.:(210) 308-8111


      If to Purchaser:      Koch Exploration Company
                            4111 E. 37th St. North
                            Wichita, Kansas  67220
                            Attn:  Vice President
                            Telecopy No.:_(316) 828-5390

      3.7 Governing Law. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of Texas applicable to contracts made and to be performed in that state.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

                                 Rio Grande:

                                 RIO GRANDE, INC.



                                 By: _________________________
                                      Its:



                                 Purchaser:

                                 KOCH EXPLORATION COMPANY



                                 By: _________________________
                                      Its: